Exhibit 99.1

Myomo Announces Initiative to Reduce Cash Burn

Undertakes a reduction in force to enhance efficiency in its direct billing channel

BOSTON, January 10, 2023 - Myomo, Inc. (NYSE American: MYO) ("Myomo" or the "Company"), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today announced a reduction in force for the purpose of improving operating efficiency in its direct billing channel and reduce its cash burn. The action today involved the elimination of approximately 12% of its workforce, impacting employees in its call center and administrative functions. This action and other cost reductions being undertaken by the Company are expected to save in excess of $2 million on an annual basis.

“While unfortunate, this action was necessary in improve operating leverage and extend our cash runway as we continue to work on obtaining coverage and reimbursement for the MyoPro for Medicare Part B patients, said Paul Gudonis, Myomo’s Chairman and Chief Executive Officer.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Boston, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including expectations for annual savings from headcount and other cost reductions, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among others:

Myomo Inc. | 137 Portland Street 4th Floor | Boston, MA 02114

TEL: 877.736.9666 www.myomo.com info@myomo.com

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We have a history of operating losses and our financial statements for the period ended September 30, 2022 include disclosure regarding there being substantial doubt about our ability to continue as a going concern;
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the direct and indirect impact of the novel coronavirus (COVID-19) on our business and operations, including fabrication and delivery, sales, patient consultations, supply chain, manufacturing, insurance reimbursements and employees;
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our ability to continue normal operations and patient interactions in order to deliver and fit our custom-fabricated device;
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our marketing and commercialization efforts;
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our ability to achieve reimbursement from third-party payers for our products, including CMS for Medicare Part B patients;
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our dependence upon external sources for the financing of our operations, to the extent that we do not achieve or maintain cash flow breakeven;
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our ability to effectively execute our business plan and scale up our operations;
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our expectations as to our product development programs; and
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general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

For Myomo:

ir@myomo.com

Investor Relations:

Kim Sutton Golodetz

LHA Investor Relations

212-838-3777

kgolodetz@lhai.com

Myomo Inc. | 137 Portland Street 4th Floor | Boston, MA 02114

TEL: 877.736.9666 www.myomo.com info@myomo.com